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INDEPENDENT AUDITORS' CONSENT

The Board of Directors
BancTEXAS Group Inc.

We consent to incorporation by reference in Registration Statement No. 33-42607 of BancTEXAS Group Inc. on Form S-8 of our report dated March 18, 1994, appearing in this Annual Report on Form 10-K of BancTEXAS Group Inc. for the year ended December 31, 1994.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Dallas, Texas
March 29, 1995